UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

ALIMERA SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34703	20-0028718
(Commission File No.)	(IRS Employer Identification No.)

6120 Windward Parkway

Suite 290

Alpharetta, Georgia 30005

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On March 2, 2012, Alimera Sciences, Inc. (“Alimera”) entered into a Manufacturing Services Agreement (the “Agreement”) with Flextronics Medical Sales and Marketing, Ltd. (“Flextronics”). Under the Agreement, Flextronics will manufacture, at its location in Tijuana, Mexico, Alimera’s proprietary inserter system (the “Product”) for use with ILUVIEN®, Alimera’s sustained release intravitreal implant for the treatment of chronic diabetic macular edema.

Under the Agreement, Alimera will pay certain per Product unit prices based on regularly scheduled shipments of a minimum number of Product units. The initial term of the Agreement expires on February 24, 2015. After the expiration of the initial term, the Agreement will automatically renew for separate but successive one-year terms unless either party provides written notice to the other party that it does not intend to renew the Agreement at least eighteen (18) months prior to the end of the term. The Agreement may be terminated by either party under certain circumstances.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed with the exhibits to Alimera’s quarterly report on Form 10-Q for the quarter ending March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

By:	/s/ RICHARD S. EISWIRTH, JR.
Name:	Richard S. Eiswirth, Jr.
Title:	Chief Operating Officer and Chief Financial Officer

Dated: March 2, 2012